Exhibit 99.1

Beam Reports 2013 First Quarter Results

  Strong Results in North America and Global Innovations Fuel Continued Outperformance
  Earnings Per Share Increase at Double-Digit Rate
  Company Reaffirms Full-Year Outlook

DEERFIELD, Ill.--(BUSINESS WIRE)--May 2, 2013--Beam Inc. (NYSE: BEAM), a leading global premium spirits company, today reported results for the first quarter of 2013. Reported net sales increased 8%, benefiting from strong commercial performance and the acquisition of Pinnacle Vodka. On a comparable basis, net sales increased 3%, reflecting the comparison to the year-ago quarter when new product introductions and route-to-market transitions helped comparable net sales increase 13%.

Operating income increased 37%, benefiting from factors including favorable product mix and the timing of expenses. Diluted earnings per share from continuing operations were $0.72, up 47%. Diluted EPS before charges/gains increased 21% to $0.64.

“We’re pleased with Beam’s strong start to 2013,” said Matt Shattock, president and chief executive officer of Beam. “Even as we lapped our most challenging quarterly sales growth comparison of the year, our brands sustained their momentum in the marketplace and continued to outperform. We delivered above-market growth in North America, led by our heartland United States market, and we also continued to benefit from our sustained strength in Bourbon and successful innovations across our portfolio in key markets around the world.

“While sales were in line with our expectations, we delivered better-than-expected leverage at the bottom line, which we anticipate will reverse in the next couple of quarters. Margins benefited from factors we called out last quarter: the timing of raw materials-related costs, favorable product mix, and the carryover benefit of previously implemented price increases. Mix was better than expected due to strong demand for our premium innovations and our high-end whiskies, led by Maker’s Mark. The bottom line further benefited from an advertising shift to the second and third quarters.” The company continues to expect that brand investment will rise at a rate in line with sales growth for the full year.

Financial Highlights for the First Quarter:

  Income from continuing operations was $115.8 million, or $0.72 per diluted share, versus $0.49 per diluted share in the year-ago quarter.
  Excluding charges and gains, diluted EPS from continuing operations was $0.64, up 21% from $0.53 in the year-ago quarter.
  Reported net sales were $577.7 million (excluding excise taxes), up 8%.
  On a comparable basis, which adjusts for foreign exchange and acquisitions/divestitures, net sales were up 3%.
    Comparable net sales by segment: North America +7%; Europe/Middle East/Africa (EMEA) +1%; Asia Pacific/South America (APSA) -7%.
      In North America, the strong comparable sales growth reflected favorable mix, carryover pricing and the accelerated timing of innovations, which combined to overcome a challenging comparison to 12% growth a year ago.
      EMEA’s comparable sales growth rate reflected a comparison to 12% growth in the year-ago quarter.
      Growth in APSA was impacted by strength in the year-ago quarter when the segment’s comparable net sales increased 16% and, as expected, by lower results in India as the company repositions its business there.
    Results for Power Brands in the company’s seasonally smallest sales quarter were in line with expectations, and reflected the comparison to exceptional 19% comparable net sales growth for these brands in the year-ago quarter.
  Operating income was $179.0 million, up 37%.
  Operating income before charges/gains was $169.0 million, up 22%.
  Return on invested capital before charges/gains (rolling 12 months) was 7% and was 24% excluding intangibles.

Confidence in 2013 Outlook

“We compete in a dynamic, profitable and growing industry with excellent fundamental trends across our markets,” Shattock continued. “As we look ahead, we continue to see our global market growing in the range of 3% for the year. With the success of our investments to further strengthen our premium brand equities, drive growth through innovation and enhance our routes to market, we feel very well positioned to continue outperforming our global market in 2013 and to drive sustainable, profitable long-term growth. At the bottom line, the timing of costs that was a tailwind in Q1 will be a headwind that we expect will result in a moderate EPS growth rate over the next couple of quarters.

“Our first quarter results combined with our inherent strengths reinforce our confidence in our outlook for the full year, and we’re reaffirming our target to deliver high-single-digit growth in diluted EPS before charges/gains for 2013.”

The company also reaffirmed its target to generate free cash flow for 2013 in the range of $300-350 million, which incorporates continued investment to increase distillation capacity and produce more aged spirits to support long-term growth.

Key Brand Performance

Comparable net sales growth, year to date (January-March):

Comparable
Net Sales
Growth (1)
Power Brands	-2%
Jim Beam	-2%
Maker’s Mark	+44%
Sauza	-6%
Pinnacle	+8%
Courvoisier	-29%
Canadian Club	+8%
Teacher’s	-20%

Rising Stars	+20%
Laphroaig	+27%
Knob Creek	+3%
Basil Hayden’s	+16%
Kilbeggan	-30%
Cruzan	+6%
Hornitos	+3%
Skinnygirl	+140%
Sourz	-21%

Local Jewels	-6%

Value Creators	+1%

Total (2)	+3%

Results include ready-to-drink products

(1)

Comparable net sales growth rate represents the percentage increase or decrease in reported net sales in accordance with U.S. GAAP, adjusted for certain items. A reconciliation from reported to comparable net sales growth rates, a non-GAAP measure, and the reasons why management believes these adjustments are useful are included in the attached financial tables.

(2)	Total represents consolidated Beam comparable net sales (excluding excise taxes), including non-branded sales.

About Beam Inc.

As one of the world’s leading premium spirits companies, Beam is Crafting the Spirits that Stir the World. Consumers from all corners of the globe call for the company’s brands, including Jim Beam Bourbon, Maker's Mark Bourbon, Sauza Tequila, Pinnacle Vodka, Canadian Club Whisky, Courvoisier Cognac, Teacher's Scotch Whisky, Skinnygirl Cocktails, Cruzan Rum, Hornitos Tequila, Knob Creek Bourbon, Laphroaig Scotch Whisky, Kilbeggan Irish Whiskey, Larios Gin, Whisky DYC and DeKuyper Cordials. Beam is focused on delivering superior performance with its unique combination of scale with agility and a strategy of Creating Famous Brands, Building Winning Markets and Fueling Our Growth. Beam and its 3,400 passionate associates worldwide generated 2012 sales of $2.5 billion (excluding excise taxes), volume of 38 million 9-liter equivalent cases and some of the industry’s fastest growing innovations.

Headquartered in Deerfield, Illinois, Beam is traded on the New York Stock Exchange under the ticker symbol BEAM and is included in the S&P 500 Index and the MSCI World Index. For more information on Beam, its brands, and its commitment to social responsibility, please visit www.beamglobal.com and www.drinksmart.com.

Forward-Looking Statements

This press release contains forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to matters including market growth, our performance and the effects of the timing of expenses. Readers are cautioned that these forward-looking statements speak only as of the date hereof, and the company does not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date of this release. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to: general economic conditions; competitive innovation and marketing pressures, including price; changes in consumer preferences and trends; financial and integration risks associated with acquisitions, joint ventures, and alliances, as well as potential divestitures; the price and availability of raw materials and energy; risks associated with doing business outside the United States, including changes in laws, governmental regulations and policies, compliance with anti-corruption statutes, civil and political unrest, and local labor conditions; our ability to manage organizational productivity and global supply chains effectively; the impact of excise tax increases and customs duties on our products or changes to government financial incentives; fluctuations in currency exchange rates; our ability to reach agreement on, maintain or renegotiate key agreements; potential liabilities, costs and uncertainties of litigation; our ability to attract and retain qualified personnel; changes to laws and regulations; downgrades of the Company’s credit ratings; dependence on performance of distributors, promoters and other marketing arrangements; product quality issues; costs of certain employee and retiree benefits and returns on pension assets; tax law changes or interpretation of existing tax laws; ability to secure and maintain rights to intellectual property, including trademarks, trade dress and tradenames; impairment in the carrying value of goodwill or other acquired intangible assets; disruptions at production facilities and supply/demand forecasting uncertainties; breaches of data security; and other risks and uncertainties described from time to time in the Company’s filings with the Securities and Exchange Commission.

Use of Non-GAAP Financial Information

This press release includes measures not derived in accordance with generally accepted accounting principles (“GAAP”), including comparable net sales, diluted EPS before charges/gains, operating income before charges/gains, return on invested capital before charges/gains, and free cash flow. These measures should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP, and may also be inconsistent with similar measures presented by other companies. Reconciliations of these measures to the most closely comparable GAAP measures, and reasons for the company’s use of these measures, are presented in the attached pages.

Beam Inc.
Consolidated Income Statement
(Unaudited)

	Three Months Ended March 31,
(In millions, except per share amounts)	2013	2012	% Change

Sales	$715.2	$662.9
Less: Excise taxes	(137.5)	(129.1)
Net sales	577.7	533.8	8.2%

Cost of goods sold	228.6	219.1	4.3%

Gross profit	349.1	314.7	10.9%

Advertising and marketing expense	74.8	76.7	-2.5%
Selling, general and administrative expense	102.9	100.4	2.5%
Amortization of intangible assets	4.5	4.2	7.1%
Gain on sale of brands and related assets	(12.8)	-
Restructuring charges	0.7	2.3

Operating income	179.0	131.1	36.5%

Interest expense	26.4	24.5	7.8%
Other income	(1.4)	(5.9)

Income from continuing operations
before income taxes	154.0	112.5	36.9%

Income taxes	38.2	34.1

Income from continuing operations	115.8	78.4	47.7%

(Loss) income from discontinued operations, net of tax	(1.3)	0.7

Net income	$114.5	$79.1	44.8%

Basic earnings (loss) per common share:
Continuing operations	$0.72	$0.50	44.0%
Discontinued operations	(0.01)	-
Net income	$0.71	$0.50	42.0%

Diluted earnings (loss) per common share:
Continuing operations	$0.72	$0.49	46.9%
Discontinued operations	(0.01)	-
Net income	$0.71	$0.49	44.9%

Weighted-average common shares outstanding
Basic	160.5	157.1	2.2%
Diluted	161.8	159.6	1.4%

Beam Inc.
Condensed Consolidated Balance Sheet
(Unaudited)

(In millions)	March 31,	December 31,
	2013	2012
Assets
Cash and cash equivalents	$65.1	$365.7
Accounts receivable	470.2	455.7
Inventories	1,764.3	1,736.9
Other current assets	258.9	305.1

Total current assets	2,558.5	2,863.4
Property, plant and equipment	781.4	787.9
Goodwill and other intangible assets	4,807.4	4,879.1
Other assets	113.9	106.5

Total assets	$8,261.2	$8,636.9

Liabilities and Equity
Short-term debt, including current
portion of long-term debt	$192.0	$480.1
Accounts payable	199.7	264.0
Long-term debt	2,022.8	2,024.9
Other liabilities	1,168.5	1,255.8

Total liabilities	3,583.0	4,024.8

Total equity	4,678.2	4,612.1

Total liabilities and equity	$8,261.2	$8,636.9

Beam Inc.
Use of Non-GAAP Financial Information

Management believes that the measures used in this release, which are not presented in accordance with generally accepted accounting principles ("GAAP"), provide investors with important perspectives into the Company’s ongoing business performance by excluding certain items, referred to as “charges / gains,” that management believes are not indicative of the Company's underlying results for purposes of analyzing the Company's performance on a year-over-year basis. The Company’s definition of charges / gains includes (when applicable) asset impairment charges, gain/loss on the disposition of assets, restructuring charges, other charges related to restructuring initiatives that cannot be reported as restructuring under GAAP, acquisition and integration related costs, and distribution gains from the wind down of our former Maxxium investment. Charges / gains excluded from GAAP results may also include other items which management believes are not indicative of the Company's underlying operating performance for purposes of evaluating past and future performance; such items are excluded from GAAP results to improve comparability between periods.

Additional non-GAAP measures included in this release include amounts identified as “comparable,” “adjusted” and “constant currency,” as well as "adjusted free cash flow" and "earnings before interest, income taxes, depreciation, and amortization of intangible assets (EBITDA) before charges / gains". The Company does not intend for this information to be considered in isolation or as a substitute for the related GAAP measures. Other companies may define the measures differently. Reconciliations of non-GAAP measures to the most closely comparable GAAP measures, together with a further explanation as to why management believes the non-GAAP measures provide useful information, are included on the following pages.

	Beam Inc.
Reconciliations of GAAP to Non-GAAP Measures (Unaudited)
($ in millions, except per share)

		Three Months Ended March 31, 2013			Three Months Ended March 31, 2012			Increase
		GAAP	Adjustments (See Detail Below)	Before Charges/ Gains (Non-GAAP)	GAAP	Adjustments (See Detail Below)	Before Charges/ Gains (Non-GAAP)	GAAP	Before Charges/ Gains (Non-GAAP)
Net sales		$577.7	-	$577.7	$533.8	-	$533.8	8.2%	8.2%
Cost of goods sold		228.6	(0.3)		219.1	(0.2)

Gross profit		349.1	0.3	349.4	314.7	0.2	314.9	10.9%	11.0%
Gross profit margin		60.4%		60.5%	59.0%		59.0%	140 bps	150 bps

Advertising and marketing expense		74.8	-		76.7	-
Selling, general and administrative expense		102.9	(1.8)		100.4	(4.4)
Amortization of intangible assets		4.5	-		4.2	-
Gain on sale of brands and related assets		(12.8)	12.8		-	-
Restructuring charges		0.7	(0.7)		2.3	(2.3)

Operating income		179.0	(10.0)	169.0	131.1	6.9	138.0	36.5%	22.5%
Operating income margin		31.0%		29.3%	24.6%		25.9%	640 bps	340 bps
Interest expense		26.4	-		24.5	-
Other income		(1.4)	-		(5.9)	1.9

Income from continuing operations
before income taxes		154.0	(10.0)		112.5	5.0
Income taxes		38.2	2.3		34.1	(1.0)
Effective tax rate		24.8%		28.1%	30.3%		28.2%

Income from continuing operations		$115.8	(12.3)	$103.5	$78.4	6.0	$84.4	47.7%	22.6%

Diluted EPS - continuing operations		$0.72	(0.08)	$0.64	$0.49	0.04	$0.53	46.9%	20.8%

Adjustments Detail by Applicable Financial Statement Line Items
Three months ended March 31, 2013		Cost of goods sold	SG&A expense	Gain on sale of brands and related assets	Restructuring charges	Operating income	Pre-tax income -cont. operations	Income taxes	Income from cont. operations	Diluted EPS - cont. operations
1	Restructuring charges (a)	$-	$-	$-	$(0.2)	$0.2	$0.2	$0.1	$0.1	$-
2	Other charges (b)	-	(1.8)	-	-	1.8	1.8	0.6	1.2	0.01
3	Acquisition/integration related costs (c)	(0.3)	-	-	(0.5)	0.8	0.8	0.3	0.5	-
4	Gain on sale of brands and related assets (d)	-	-	12.8	-	(12.8)	(12.8)	(4.6)	(8.2)	(0.05)
5	Income tax adjustment (e)	-	-	-	-	-	-	5.9	(5.9)	(0.04)
		$(0.3)	$(1.8)	$12.8	$(0.7)	$(10.0)	$(10.0)	$2.3	$(12.3)	$(0.08)

Three months ended March 31, 2012		Cost of goods sold	SG&A expense	Restructuring charges	Operating income	Other expense	Pre-tax income -cont. operations	Income taxes	Income from cont. operations	Diluted EPS - cont. operations
1	Restructuring charges (a)	$-	$-	$(2.3)	$2.3	$-	$2.3	$0.8	$1.5	$0.01
2	Other charges (b)	(0.2)	(0.6)	-	0.8	-	0.8	0.3	0.5	-
3	Acquisition and integration related costs (c)	-	(3.8)	-	3.8	-	3.8	(2.1)	5.9	0.04
4	Maxxium distribution (f)	-	-	-	-	1.9	(1.9)	-	(1.9)	(0.01)
		$(0.2)	$(4.4)	$(2.3)	$6.9	$1.9	$5.0	$(1.0)	$6.0	$0.04

(a)	The 2013 and 2012 restructuring charges primarily consist of employee-related charges associated with the relocation of our North America shared services to Kentucky as well as other North America organizational streamlining initiatives.

(b)	Other charges for 2013 represent $1.8 million of legal, forensic accounting and other third party expenses incurred in connection our internal investigation of our India business. Other charges in 2012 primarily relate to external fees incurred in connection with various organizational streamlining initiatives.

(c)	In 2013, the adjustments relate to expenses incurred in connection with integrating the Pinnacle business into our operations (including, accelerated depreciation and employee retention costs). In 2012, the adjustments relate to the acquisition and integration of the Cooley business, consisting of expenses incurred in connection with acquiring and integrating this business into our operations, primarily distributor termination fees of $3 million and transaction related expenses. The 2012 income tax related amounts include the tax benefit associated with these charges and tax on earnings distributed within certain of Beam's foreign tax jurisdictions incurred in connection with funding a portion of the capital requirement for the acquisition.

(d)	The adjustment primarily relates to the gain on the sale of certain non-strategic, economy brands and related inventory in January 2013.

(e)	The adjustment primarily relates to our decision in the first quarter of 2013 to participate in a tax amnesty program resulting in an adjustment to uncertain tax positions.

(f)	The adjustment is to eliminate a gain in the first quarter of 2012 related to a distribution received in connection with the wind down of our former Maxxium investment.

bps - basis points

Beam Inc.
Segment Information (a)
(Unaudited)

(In millions)				Constant Currency (Non-GAAP)
	Three Months Ended		%	2013	%
	March 31,		Change	Adjusted	Change
Net Sales	2013	2012	Reported	Amount (b)	Adjusted

North America	$364.0	$309.3	17.7%	$363.5	17.5%
Europe, Middle East, Africa ("EMEA")	105.6	107.3	-1.6%	105.5	-1.7%
Asia Pacific / South America ("APSA")	108.1	117.2	-7.8%	109.4	-6.7%

Segment net sales	577.7	533.8	8.2%	578.4	8.4%
Foreign exchange	-	-		(0.7)	n/m
Total net sales	$577.7	$533.8	8.2%	$577.7	8.2%

				Constant Currency (Non-GAAP)
	Three Months Ended		%	2013	%
	March 31,		Change	Adjusted	Change
Operating Income	2013	2012	Reported	Amount (b)	Adjusted

North America	$123.4	$98.6	25.2%	$123.6	25.4%
EMEA	24.6	17.4	41.4%	24.7	42.0%
APSA	21.0	22.0	-4.5%	21.7	-1.4%

Segment operating income	169.0	138.0	22.5%	170.0	23.2%
Deduct:
Foreign exchange	-	-		1.0
Restructuring and other charges / gains (see detail above)	(10.0)	6.9		(10.0)
Total operating income	$179.0	$131.1	36.5%	$179.0	36.5%

(a) The Company evaluates its segment net sales and operating income before charges / gains (as previously defined) that are not considered indicative of the segments’ underlying operating performance. Consequently, segment results presented in accordance with GAAP exclude such items. Segment sales and operating income are also presented on a constant currency basis, which is a non-GAAP measure. The Company uses this measure to understand underlying growth of the segments as fluctuations in exchange rates can impact the underlying growth rate of the segments.

(b) Foreign exchange translation effects calculated by translating current year results at prior year exchange rates and excluding hedge impacts.

Reconciliation of Percentage Change in GAAP Net Sales to Percentage Change in Comparable Net Sales (Unaudited)

	Three Months Ended March 31, 2013
	North			Segment
	America	EMEA	APSA	Total
	%	%	%	%
Net Sales (GAAP)	18	(2)	(8)	8
Foreign currency impact	-	-	1	-
Acquisitions/divestitures	(11)	3	-	(5)
Comparable Net Sales (Non-GAAP)	7	1	(7)	3
Comparable net sales growth rate represents the percentage increase or decrease in reported net sales in accordance with GAAP, adjusted to eliminate the impacts of foreign exchange and acquisitions/divestitures. The Company believes that comparable net sales growth is useful in evaluating the Company's sales growth year-over-year because it excludes items that are not indicative of underlying sales performance.

Beam Inc.
Reconciliations of GAAP to Non-GAAP Measures (Unaudited)
($ in millions)

EBITDA before charges/gains (a)	Three Months		Three Months	Twelve Months
	Ended		Ended	Ended
	March 31,		March 31,	March 31,
	2013		2012	2013
GAAP income from continuing operations	$115.8		$78.4	$435.6
Add (deduct):
Other income	(1.4)		(5.9)	(30.6)
Interest expense	26.4		24.5	110.9
Depreciation expense	28.3		24.6	105.6
Amortization expense	4.5		4.2	17.5
Income tax expense	38.2		34.1	107.9
Adjustment for charges / gains (see detail above)	(10.0)		6.9	39.1
EBITDA before charges/gains (Non-GAAP)	$201.8		$166.8	$786.0

(a) EBITDA before charges/gains is EBITDA less charges/gains. Refer to the section "Use of Non-GAAP Financial Information" (above) for definitions of EBITDA and "charges/gains". Management uses this measure to assess returns. Management believes this measure provides investors with helpful information about the Company's ability to fund internal growth, make acquisitions and repay debt and related interest.

Net Debt at March 31, 2013
Short-term debt, including current portion of long-term debt	$192.0
Long-term debt	2,022.8
Total debt	2,214.8
Less: Cash and cash equivalents	(65.1)
Net Debt	$2,149.7

Net Debt-to-EBITDA before charges/gains
Net Debt at March 31, 2013 (from above)	$2,149.7	A
EBITDA before charges/gains (TME March 31, 2013 - from above)	$786.0	B
Net debt to EBITDA before charges/gains	2.7	A/B

Free Cash Flow (a)	Three Months Ended March 31,			2013 Full Year
	2013		2012	Targeted Range
GAAP cash provided (used) by operating activities	$(59.5)		$(51.6)	$430 - 495
Add (deduct):
Capital expenditures, net of disposition proceeds	(23.7)		(23.1)	(145) - (160)
Cash used for discontinued operations (b)	15.9		18.9	16 - 16

Adjusted free cash flow (Non-GAAP)	$(67.3)		$(55.8)	$300 - 350

(a) Free cash flow is defined as GAAP cash flow from operations less capital expenditures for property, plant and equipment additions (net of disposition proceeds), adjusted for operating cash flow related to discontinued operations. Management believes free cash flow provides investors with an important perspective on the cash available for dividends, debt repayment, and acquisitions after making the capital investments required to support ongoing business operations and long term value creation. Management uses free cash flow to assess business performance and overall liquidity.

(b) Represents cash used primarily for settlement of liabilities of divested businesses and payment of incentive compensation, severance and pension benefits to former Fortune Brands executives. Targeted amount represents actual amounts paid in 2013, as timing and amount of future payments are uncertain.

Beam Inc.
Reconciliations of GAAP to Non-GAAP Measures (Unaudited)

Return on Invested Capital (ROIC) from Continuing Operations (a)
($ in millions)	Twelve Months Ended March 31, 2013 - Income from Cont. Ops. plus After -tax Interest	Average Invested Capital	ROIC

Unadjusted	$508	$6,902	7%

Add: impact of "charges/gains" (previously defined)	(31)	(4)

ROIC before charges/gains (Non-GAAP)	477	6,898	7%

Impact of excluding goodwill and other intangibles	11	(4,835)
ROIC before charges/gains and excl. goodwill and other intangibles (Non-GAAP)	$488	$2,063	24%

(a) ROIC is income from continuing operations plus after-tax interest expense divided by the average of invested capital (debt less cash plus stockholders' equity plus after-tax interest expense). Adjusted ROIC is adjusted for the amounts used to calculate adjusted income from continuing operations. Invested capital is a multi-point average of the 12 months ended March 31, 2013. See the page entitled "Use of Non-GAAP Financial Information" for further information relating to the Company's use of non-GAAP measures.

Reconciliation of Full Year 2013 Diluted EPS from Continuing Operations Growth Target to GAAP Target

For the full year 2013, the Company is targeting high-single-digit growth in diluted EPS from continuing operations before charges/gains as compared to its full year 2012 diluted EPS from continuing operations before charges/gains of $2.40. Given the nature of special charges/gains, the Company cannot predict such items, and, therefore, the Company's 2013 targeted diluted EPS from continuing operations used to determine the year-over-year growth rate in diluted EPS excludes any such items.

Comparing targeted 2013 diluted EPS from continuing operations before charges/gains to the Company's 2012 GAAP diluted EPS from continuing operations, which was $2.48, results in mid-single-digit growth in diluted earnings per share from continuing operations. The lower growth rate, as compared to year-over-year growth on a before charges/gains basis, is attributable to the 2012 charges/gains described above.

Beam Inc.
Reconciliation of GAAP Net Sales Growth to Comparable Net Sales Growth
Three Months Ended March 31, 2013
(Unaudited)

		Foreign
		Currency		Non-GAAP -
		Exchange	Acquisitions/	Comparable
	GAAP Basis	Rates	Divestitures	Basis
	%	%	%	%
Power Brands	5	-	(7)	(2)
Jim Beam	(2)	-	-	(2)
Maker’s Mark	44	-	-	44
Sauza (a)	(5)	(1)	-	(6)
Pinnacle	-	-	8	8
Courvoisier	(29)	-	-	(29)
Canadian Club	7	1	-	8
Teacher’s	(26)	6	-	(20)

Rising Stars	21	-	(1)	20
Laphroaig	27	-	-	27
Knob Creek	3	-	-	3
Basil Hayden's	16	-	-	16
Kilbeggan (b)	-	(1)	(29)	(30)
Cruzan	6	-	-	6
Hornitos	3	-	-	3
Skinnygirl	139	1	-	140
Sourz	(22)	1	-	(21)

Local Jewels	(6)	-	-	(6)

Value Creators	(4)	-	5	1

Net sales (c)	8	-	(5)	3

Comparable net sales growth rate represents the percentage increase or decrease in reported net sales in accordance with GAAP, adjusted for certain items. The Company believes comparable net sales growth is useful in evaluating the Company's sales growth on a year-over-year basis exclusive of items that are not indicative of the brands' performance such as foreign exchange impacts and acquisitions/divestitures. See the section "Use of Non-GAAP Financial Information" (above) for additional information related to the use of Non-GAAP measures.

(a) Excludes Hornitos
(b) Includes 2Gingers
(c) Net sales represents consolidated net sales (excluding excise taxes), including non-branded sales to third parties.

Beam Inc.
Prior Year Information (a)
(Unaudited)

(In millions)					Constant Currency
				%	2012	%
		Three Months Ended March 31,		Change	Adjusted	Change
Net Sales		2012	2011	Reported	Amount (b)	Adjusted

North America		$309.3	$274.7	12.6%	$310.5	13.0%
Europe, Middle East, Africa ("EMEA")		107.3	95.8	12.0%	110.3	15.1%
Asia Pacific / South America ("APSA")		117.2	107.2	9.3%	112.6	5.0%

Segment net sales		533.8	477.7	11.7%	533.4	11.7%
Foreign exchange		-	-		0.4	n/m
Australia distribution one-time sale		-	46.3		-	n/m

Total net sales		$533.8	$524.0	1.9%	$533.8	1.9%

					Constant Currency
				%	2012	%
		Three Months Ended March 31,		Change	Adjusted	Change
Operating Income		2012	2011	Reported	Amount (b)	Adjusted

North America		$98.6	$82.9	18.9%	$98.2	18.5%
EMEA		17.4	20.4	-14.7%	17.2	-15.7%
APSA		22.0	14.8	48.6%	16.7	12.8%

Segment operating income		138.0	118.1	16.9%	132.1	11.9%
Foreign exchange		-	-		(5.9)
Adjustment for charges / gains		6.9	6.1		6.9

Total operating income		$131.1	$112.0	17.1%	$131.1	17.1%

(a) The Company evaluates its segment net sales and operating income before charges / gains (as previously defined) that are not considered indicative of the segments’ underlying operating performance. Consequently, segment results presented in accordance with GAAP exclude such items. Segment sales and operating income are also presented on a constant currency basis, which is a non-GAAP measure. The Company uses this measure to understand growth of the segments on a constant currency basis as fluctuations in exchange rates can impact the underlying growth rate of the segments.

(b) Foreign exchange translation effects calculated by translating current year results at prior year exchange rates and excluding hedge impacts.

Reconciliation of Percentage Change in GAAP Net Sales to Percentage Change in Comparable Net Sales (Unaudited)		Three Months Ended March 31, 2012
		North America	EMEA	APSA	Segment Total
		%	%	%	%
Net Sales (GAAP)		13	12	9	12
Foreign currency impact		-	3	(4)	-
Acquisitions/divestitures		(1)	(3)	-	(1)
Ongoing impact -Australia distribution margin		-	-	11	2
Comparable Net Sales (Non-GAAP)		12	12	16	13

	Three Months Ended March 31, 2012
	GAAP Basis	Foreign Currency Exchange Rates	Australia Distribution Agreement Change	Australia Distribution Margin Structure	Acquisitions/ Divestitures	Non-GAAP - Comparable Basis
	%	%	%	%	%	%
Power Brands	2	-	13	4	-	19
Jim Beam	(7)	(1)	19	8	-	19
Courvoisier	27	2	12	-	-	41
Teacher’s	7	6	4	-	-	17

Rising Stars	19	1	2	1	(7)	16
Net sales (a)	2	-	10	2	(1)	13

Comparable net sales growth rate represents the percentage change in reported net sales in accordance with GAAP, adjusted for certain items. The Company believes that comparable net sales growth is useful in evaluating the Company's sales growth year-over-year because it excludes items that are not indicative of underlying sales performance such as foreign exchange impacts, acquisitions/divestitures, the one-time impact on net sales of transitioning to the new Australia distribution agreement as well as the related impact on margin structure.

(a) Net sales represents consolidated net sales (excluding excise taxes), including non-branded sales to third parties.

Beam Inc.
Reconciliations of GAAP to Non-GAAP Measures (Unaudited)

		Three Months Ended March 31, 2012	Three Months Ended March 31, 2011	% Increase
	Diluted EPS - GAAP	$0.49	$0.39	25.6%
	Adjustments (See Details Below)	0.04	0.02
	Diluted EPS Before Charges/Gains	$0.53	$0.41	29.3%

Adjustments Detail

Three months Ended March 31, 2012		Diluted EPS - cont. ops

1	Restructuring charges (a)	$0.01
2	Other charges (a)	-
3	Acquisition and integration related (b)	0.04
4	Maxxium distribution (c)	(0.01)
		$0.04

Three months Ended March 31, 2011		Diluted EPS - cont. ops

1	Restructuring charges (a)	$0.01
2	Other charges (a)	0.03
3	Separation costs (d)	0.06
4	Australia distribution one-time sale (e)	(0.15)
5	Standalone company adjustment (f)	0.09
6	Tax indemnifications (g)	(0.01)
7	Income tax adjustments (h)	(0.01)
		$0.02

(a)	Adjustment to eliminate restructuring and other charges (and credits) primarily related to facility consolidations, supply chain and distribution and other organizational streamlining initiatives.

(b)	Adjustment related to the acquisition and integration of the Cooley business acquired as well as 2012 tax on earnings distributed within certain of Beam's foreign tax jurisdictions incurred in connection with funding a portion of the capital requirement for the acquisition.

(c)	Adjustment to eliminate a gain related to a distribution received in connection with the wind down of our former Maxxium investment.

(d)	Adjustment to eliminate external costs directly related to implementing the separation of Fortune Brands, Inc. in 2011.

(e)	Adjustment to eliminate the one-time sales and margin impact associated with transition to a new long-term distribution agreement in Australia in 2011.

(f)	Adjustments to reflect estimated expenses as a standalone Spirits business, including: (1) $14.4 million operating expense adjustment to reflect a lower corporate cost structure, and (2) $0.1 million interest expense adjustment to assume the separation-related debt reduction had been completed as of January 1, 2011.

(g)	Reimbursement received from seller of a business for resolution of certain tax matters for years prior to our ownership.

(h)	Combined adjustment to eliminate income tax matters (related to the resolution of routine foreign tax audit examinations) and the tax impacts of the above adjustments and to adjust income tax expense to Beam's estimated effective tax rate as a standalone Spirits business.

CONTACT:
Beam Inc.
Media Relations
Clarkson Hine, +1-847-444-7515
Clarkson.Hine@beamglobal.com
or
Investor Relations
Tony Diaz, +1-847-444-7690
Tony.Diaz@beamglobal.com